Exhibit 21
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                                                                    State of       Ownership
Subsidiary                                                        Incorporation    Percentage

Broadway Realty Company, LLC                                        Missouri           50
Hereford, LLP                                                       Missouri           50
Oak Lane Associates                                                   Texas            50
Oak Lane, L.C.                                                        Texas            50
Oak Lane/GSL & Venture, G.P.                                          Texas            50
Americo Life Compania de Seguros, S.A.                              Argentina          90
Midland Holding Ltd., L.P.                                            Texas           100
Americo Financial Life and Annuity Insurance Company                  Texas           100
Americo Financial Services, Inc.                                      Texas           100
Americo International Corporation                                   Missouri          100
Americo Retirement Services, Inc.                                     Texas           100
Americo Services, Inc.                                              Missouri          100
Broadway Square Redevelopment Corporation                             Texas           100
College Insurance Group, Inc.                                       Missouri          100
Financial Assurance Life Insurance Company                            Texas           100
Great Southern Life Insurance Company                                 Texas           100
GSSW LM I, L.P.                                                     Missouri          100
GSSW LM II, L.C.                                                    Missouri          100
GSSW REO Landmark, L.P.                                               Texas           100
GSSW WR I, L.P.                                                     Missouri          100
GSSW WR II, L.C.                                                    Missouri          100
GSSW WWA I, L.P.                                                    Missouri          100
GSSW WWA II, L.C.                                                   Missouri          100
GSSW-REO Briarwood, L.P.                                              Texas           100
GSSW-REO, L.C.                                                        Texas           100
GSSW-REO Westwood Arlington, L.P.                                     Texas           100
Landmark Mortgage Company                                           Missouri          100
National Farmers Union Life Insurance Company                         Texas           100
Pension Consultants and Administrators, Inc.                          Texas           100
Riverdale Square-REO, L.P.                                            Texas           100
The Ohio State Life Insurance Company                                 Texas           100
United Fidelity Life Insurance Company                                Texas           100
Windrush-REO, L.P.                                                    Texas           100
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